EXHIBIT 4.2
EUR €1,016,150,000 ADDITIONAL FACILITY AI ACCESSION AGREEMENT

To:	The Bank of Nova Scotia as Facility Agent and Security Agent

From:
The persons listed in Schedule 1 to this Additional Facility AI Accession Agreement (the Additional Facility AI Lenders), such defined term to include any lender which becomes a New Lender in respect of Facility AI, by the execution by the Facility Agent of a Novation Certificate substantially in the form of Schedule 3 to this Additional Facility AI Accession Agreement)

Date: 14 May 2013
UPC Broadband Holding B.V. (formerly known as UPC Distribution Holding B.V) - €1,072,000,000 Term Credit Agreement dated 16 January 2004 as amended from time to time (the Credit Agreement)

1.	In this Additional Facility AI Accession Agreement:
Facility AI means the EUR €1,016,150,000 redrawable term loan facility made available under this Agreement.
Facility AI Advance means a Euro denominated advance made to UPC Financing by the Additional Facility AI Lenders under Facility AI.
Facility AI Commitment means, in relation to an Additional Facility AI Lender, the amount in Euros set opposite its name under the heading "Facility AI Commitment" in Schedule 1 to the counterpart of this Additional Facility Accession Agreement executed by that Additional Facility AI Lender, to the extent not cancelled, transferred, or reduced under the Credit Agreement.
Total Additional Facility AI Commitment means, at any time, the aggregate of the Facility AI Commitments.

2.
Unless otherwise defined in this Additional Facility AI Accession Agreement, terms defined in the Credit Agreement shall have the same meaning in this Additional Facility AI Accession Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Additional Facility AI Accession Agreement.

3.	We refer to Clause 2.2 (Additional Facilities) of the Credit Agreement.

4.
This Additional Facility AI Accession Agreement will take effect on the date on which the Facility Agent notifies UPC Broadband and the Additional Facility AI Lenders that it has received the documents and evidence set out in Schedule 2 to this Additional Facility AI Accession Agreement, in each case in form and substance satisfactory to it or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Facility Agent on behalf of the Additional Facility AI Lenders (the Effective Date).

5.	We, the Additional Facility AI Lenders, agree:

(a)	to become party to and to be bound by the terms of the Credit Agreement as Lenders in accordance with Clause 2.2 (Additional Facilities) of the Credit Agreement; and

(b)
to become party to the Security Deed as Lenders and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of Lenders in accordance with Clause 9.3 (Transfers by Lenders) of the Security Deed.

6.
The Additional Facility Commitment in relation to an Additional Facility AI Lender (for the purpose of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Facility AI Commitment.

7.	Any interest due in relation to Facility AI will be payable on the last day of each Interest Period in accordance with Clause 8 (Interest) of the Credit Agreement.

8.
The Additional Facility Availability Period for Facility AI shall be the period from and including the Effective Date up to and including the date falling one month before the Final Maturity Date in respect of Facility AI.

9.
Facility AI shall comprise a committed redrawable term loan facility which shall (subject to paragraph 10 below) be capable of being reborrowed in relation to any sums that are prepaid in accordance with Clause 7.10(d) (Miscellaneous provisions) of the Credit Agreement.

10.	UPC Financing shall not deliver a Request in relation to Facility AI if as a result of the proposed Request more than 10 Advances under Facility AI would be outstanding.

11.	The Facility AI Advances will be used for general corporate purposes and working capital purposes, including the repayment or prepayment of existing indebtedness.

12.	The Final Maturity Date in respect of this Facility AI will be 30 April 2019.

13.	The outstanding Facility AI Advances will be repaid in full on the Final Maturity Date.

14.	The Margin in relation to Facility AI is 3.25 per cent. per annum.

15.	The Borrower in relation to Facility AI is UPC Financing.

16.
The Borrower shall pay to the Facility Agent for distribution to each Additional Facility AI Lender in accordance with Clause 20.1(b) (Commitment fee) of the Credit Agreement a commitment fee in an amount equal to 1.30 per cent. per annum of the undrawn uncancelled portion of the Total Additional Facility AI Commitment. Such commitment fee shall be calculated and shall accrue on a daily basis and shall be payable on the Effective Date and thereafter quarterly in arrears.

17.
The interest rate for Facility AI will be calculated in accordance with Clause 8.1 (Interest rate) of the Credit Agreement, being the sum of EURIBOR, the applicable Margin and the Mandatory Costs. For the avoidance of doubt, each party to this Agreement accepts and acknowledges that EURIBOR has the meaning given to it under Clause 1.1 (Definitions) of the Credit Agreement .

18.
(a)    Provided that any upsizing of Facility AI permitted under this paragraph will not breach any term of the Credit Agreement, Facility AI may be upsized by any amount, by the signing of one or more further Additional Facility AI Accession Agreements, that specify (along with the other terms specified therein) UPC Financing as the sole Borrower and which specify Additional Facility AI Commitments denominated in euros, to be drawn in Euros, with the same Final Maturity Date, Commitment Fee and Margin as specified in this Additional Facility AI Accession Agreement.

(b)
For the purposes of this paragraph 18 (unless otherwise specified), references to Additional Facility AI Lenders and Facility AI Advances shall include Lenders and Advances made under any such further and previous Additional Facility AI Accession Agreement.

(c)
Where any Facility AI Advance has not already been consolidated with any other Facility AI Advance, on the last day of any Interest Period for that unconsolidated Facility AI Advance, that unconsolidated Facility AI Advance will be consolidated with any other consolidated Facility AI Advances which has an Interest Period ending on the same day as that unconsolidated Facility AI Advance, and all such Facility AI Advances will then be treated as one Advance.

19.
For the purposes of any amendment or waiver (including with respect to any existing Default or Event of Default) that may be sought by UPC Broadband and UPC Financing under the Credit Agreement on or after the date of this Additional Facility AI Accession Agreement, the Additional Facility AI Lenders hereby consent to any and all of the following (and this Agreement shall constitute each Additional Facility AI Lenders' irrevocable and unconditional written consent for the purposes of Clause 25 of the Credit Agreement without any further action required on the part of any Party):

(a)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to provide that an “Additional Facility Commitment” and an “Advance” (and any participation therein) as set forth in Clause 1.1 of the Credit Agreement shall be deemed to be cancelled (with respect to any Additional Facility Commitment) and not outstanding (with respect to any Advance) for purposes of voting or consents (other than any vote or consent related to non-payment of such Advance) under the Credit Agreement if UPC Broadband Holding has delivered to the Facility Agent a duly completed Cancellation Notice with respect to such Additional Facility Commitment or Advance; provided that any such Advance shall remain due and payable on the applicable prepayment date and, if not repaid in full on the applicable prepayment date, then all voting or consent rights with respect thereto shall be reinstated with retroactive effect from the date of delivery of such Cancellation Notice;

(b)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to reduce the percentage specified in the definition of “Majority Lenders” in Clause 1.1 of the Credit Agreement from 66⅔ per cent. to a percentage that is not less than 50.1 per cent. (for any or all purposes under the Credit Agreement or any other Finance Document);

(c)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to change the definition of “Western Europe” in Clause 1.1 of the Credit Agreement to include the countries that comprise the European Union as of a specified date more recent than the Effective Date, or from time to time (in addition to Scandinavia and Switzerland);

(d)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to change the definition of “Acquisition Business Plan” and the definition of “Borrower Group Business Plan” in Clause 1.1 of the Credit Agreement to limit the time period covered by any business plan of the Target or, as applicable, the Borrower Group (including the Target) to a period of not less than the earlier of five years following the date of the relevant Acquisition and the Final Maturity Date;

(e)	any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to eliminate the limitations set forth in subclause (b)(i) of the definition of “Permitted Acquisition” in Clause 1.1 of the Credit Agreement and in subclause (b)(i) of the definition of “Permitted Joint Venture” in Clause 1.1 of the Credit Agreement with respect to businesses conducted in Great Britain and/or Germany;

(f)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to eliminate the requirements set forth in subclause (b)(ii)(A)(II) of the definition of “Permitted Acquisition” in Clause 1.1 of the Credit Agreement and in subclause (b)(ii)(A)(II) of the definition of “Permitted Joint Venture” in Clause 1.1 of the Credit Agreement to deliver the financial projections specified therein, or to reduce the time period for compliance stated in either subclause;

(g)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to increase the amount of secured indebtedness specified in subclause (n) of the definition of “Permitted Security Interest” in Clause 1.1 of the Credit Agreement from €15,000,000 to an amount not to exceed €100,000,000 (or its equivalent);

(h)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to eliminate the reporting requirements set forth in subclause (c) of Clause 16.2 of the Credit Agreement, or to change the time period for compliance specified therein;

(i)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to include as a “Permitted Disposal” under Clause 16.10(b)(xvi) of the Credit Agreement the disposal of any person or asset if: (i) at the time of such disposal, UPC Broadband has contractually committed or agreed to a future Acquisition and such an Acquisition occurs within twelve months (or less) of the disposal; (ii) the Remaining Percentage would not be exceeded if the aggregate percentage value of the contemplated Acquisition is added to the calculation and tested at the time of the disposal on a pro forma basis (giving effect to the Annualised EBITDA of the Target based on then available historical financial information) and on an actual basis at the completion of the Acquisition (and for these purposes (A) subclause 16.10(c)(z) of the Credit Agreement would be disapplied so that the Remaining Percentage could exceed 17.5 per cent. in respect of the relevant disposal and (B) subclause 16.10(c)(x) of the Credit Agreement would be disapplied so that the percentage of the Annualised EBITDA of the Borrower Group represented by the Annualised EBITDA of the relevant disposal could be more than the Remaining Percentage immediately prior to such disposal, in each case provided the Remaining Percentage would not be exceeded once any contemplated Acquisition is taken into account as described in this subparagraph (ii)); and (iii) for the purpose of the certificate required in Clause 16.10(b)(xvi)(C), the financial ratios are calculated giving pro forma effect to such Acquisition (based on the then available historical financial information of the Target and including the Annualised EBITDA of the Target and any Financial Indebtedness expected to be incurred by the Borrower Group to finance such Acquisition) (and any such amendment, waiver or other modification contemplated by this subclause (i) may apply to all such disposals and future Acquisitions or only to specified disposals and Acquisitions);

(j)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to eliminate the provision set forth in subclause (c)(y) of Clause 16.10 of the Credit Agreement that the percentage value of a Reinvestment shall be disregarded if the Annualised EBITDA of the members of the Borrower Group derived from persons or assets located in Western Europe is less than 66⅔ per cent. of the Annualised EBITDA of the Borrower Group, or to change the percentage or the geographical limitation specified therein;

(k)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to increase the amount of Financial Indebtedness specified in Clause 16.12(b)(xvii) of the Credit Agreement from €25,000,000 to an amount not to exceed €100,000,000 (or its equivalent);

(l)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to change the calculation of any financial ratio that requires the calculation of Senior Debt and/or Total Debt to provide for the netting of cash and cash equivalents (to be defined substantially in line with and/or with reference to standard language used in the European banking market) against Senior Debt and/or Total Debt;

(m)
any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to provide that, for purposes of measuring EBITDA in connection with any acquisition or similar transaction, EBITDA shall be calculated on a pro forma basis, as determined in good faith by a responsible financial or accounting officer of the Borrower, to give effect to anticipated expense and cost reductions;

(n)	any amendment, waiver or other modification to the Credit Agreement or any other Finance Document to revise the change of control provisions in Clause 7.4 of the Credit Agreement as follows:

(i)	delete Clause 7.4(a)(i) of the Credit Agreement;

(ii)	in Clause 7.4(a)(ii) of the Credit Agreement;

(A)	replace all references to "UGCE Inc.” with “Liberty Global Europe Financing BV”; and

(B)	delete the words “and economic”; and

(iii)
permit the distribution or other transfer of UPC Broadband Holdco and its Subsidiaries or a Holding Company of UPC Broadband Holdco to Liberty Global Corporation Limited (to be re-registered as a public limited company and which may, in addition, be renamed) (the Ultimate Parent) or a first-tier or second-tier Subsidiary of the Ultimate Parent through one or more mergers, transfers, consolidations or other similar transactions (the Reorganization), without the Reorganization being deemed to trigger a Change of Control and, upon such Reorganization, the Change of Control reference entity referred to in Clause 7.4(a)(ii) of the Credit Agreement will be replaced with the direct Subsidiary of the Ultimate Parent (or, if the distribution or other transfer pursuant to the Reorganization is to a second-tier Subsidiary of the Ultimate Parent, such second-tier Subsidiary); and

(o)
any consequential amendment, waiver or other modification to the Credit Agreement or any other Finance Document arising as a direct result of the changes envisaged in subclauses (a) to (n) of this Clause 19.

The Additional Facility AI Lenders hereby waive receipt of any fee in connection with the foregoing consent, notwithstanding that other consenting Lenders under the Credit Facility may be paid a fee in consideration of such Lenders’ consent to any or all of the foregoing amendments, waivers or other modifications.

20.	We hereby acknowledge and agree that the Facility Agent may, but shall not be required to, send us any further formal amendment request in connection with all, or any of the proposed amendments set out under paragraph 19 above and the Facility Agent shall be authorised to consent on our behalf, as a Lender under one or more Additional Facility, to any such proposed amendments set out under paragraph 19 above, and such consent shall be taken into account in calculating whether the Majority Lenders, or the relevant requisite Lenders, have consented to the relevant amendments and/or waiver to the Agreement in accordance with clause 25 (Amendments and Waivers) of the Agreement.

21.
Each of UPC Broadband and UPC Financing confirms, on behalf of themselves and each other Obligor that the representations and warranties set out in Clause 15 (Representations and Warranties) of the Credit Agreement (with the exception of Clauses 15.6(a) (Consents), 15.10 (Financial condition), 15.12 (Security Interests), 15.13(b) (Litigation and insolvency proceedings), 15.14 (Business Plan), 15.15 (Tax liabilities), 15.16 (Ownership of assets), 15.18 (Works Council), 15.19 (Borrower Group Structure), 15.20 (ERISA), 15.24 (UPC Financing) and 15.25 (Dutch Banking Act)) are true and correct as if made at the Effective Date with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Additional Facility AI Accession Agreement.

22.
UPC Broadband further represents and warrants on the Effective Date that the execution and delivery by it of this Additional Facility AI Accession Agreement and the performance of the transactions contemplated by this Additional Facility AI Accession Agreement will not violate any agreement or instrument to which UPC Holding is a party or binding upon UPC Holding or any member of the Borrower Group or any assets of UPC Holding or any member of the Borrower Group's assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

23.	Each Additional Facility AI Lender confirms to each Finance Party that:

(a)
it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and has not relied on any information provided to it by a Finance Party in connection with any Finance Document; and

(b)
it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force.

24.
Each of the Additional Facility AI Lenders agrees that without prejudice to Clause 26.3 (Procedure for novations) of the Credit Agreement, each New Lender (as defined in either Novation Certificate referred to below) shall become, by the execution by the Facility Agent of a Novation Certificate substantially in the form of Schedule 3 to this Additional Facility AI Accession Agreement, bound by the terms of this Additional Facility AI Accession Agreement as if it were an original party hereto as an Additional Facility AI Lender and shall acquire the same rights, grant the same consents and assume the same obligations towards the other parties to this Additional Facility AI Accession Agreement as would have been acquired, granted and assumed had the New Lender been an original party to this Additional Facility AI Accession Agreement as an Additional Facility AI Lender.

25.	The parties to this Additional Facility AI Accession Agreement hereby agree and confirm that;

(a)	the Additional Facility AI Lenders, collectively, represent:

(i)
Additional Facility W Lenders the aggregate of whose Facility W Commitments exceeds 66 2/3 per cent. of the aggregate of Facility W Commitments of all Additional Facility W Lenders (each capitalised term as defined under the Accession Agreements dated 24 March 2010, 20 April 2010 and 2 July 2010, pursuant to which a €269,076,239.62 redrawable term loan facility is made available to UPC Financing, as borrower, as Additional Facility W); and

(ii)
Additional Facility AA Lenders the aggregate of whose Facility AA Commitments exceeds 66 2/3 per cent. of the aggregate of Facility AA Commitments of all Additional Facility AA Lenders (each capitalised term as defined under the Accession Agreements dated 26 July 2011, 2 August 2011 and 6 September 2011, pursuant to which a EUR €904,000,000 redrawable term loan facility is made available to UPC Financing, as borrower, as Additional Facility AA);

(b)	as at the date of this Additional Facility AI Accession Agreement and on the Effective Date, both Additional Facility AA and Additional Facility W are, and will remain, undrawn; and

(c)
given sub-paragraphs (a) and (b) above, the five Business Days prior notice requirement for the voluntary cancellation of an Additional Facility pursuant to Clause 7.2 (Voluntary cancellation) of the Credit Agreement is waived with respect to the voluntary cancellation of both Additional Facility W and Additional Facility AA and instead same day voluntary cancellation shall be permitted provided that any such voluntary cancellation notice shall:

(i)	be delivered to the Facility Agent on the Effective Date; and

(ii)	request the voluntary cancellation of Additional Facility W and Additional Facility AA in full on the Effective Date.

26.
The Facility Office and address for notices of each Additional Facility AI Lender for the purposes of Clause 32.2 (Addresses for notices) of the Credit Agreement will be that notified by each Additional Facility AI Lender to the Facility Agent.

27.	This Additional Facility AI Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

28.
This Additional Facility AI Accession Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Additional Facility AI Accession Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Additional Facility AI Accession Agreement.

SCHEDULE 1
ADDITIONAL FACILITY AI LENDERS AND COMMITMENTS

Additional Facility AI Lender	Facility AI Commitment (€)
ABN AMRO Bank N.V.	50,000,000
Bank of America, N.A., London Branch	76,050,000
Barclays Bank PLC	50,000,000
BNP Paribas Fortis SA/NV	50,000,000
Citibank N.A., London	50,000,000
Credit Agricole Corporate and Investment Bank	114,000,000
Credit Suisse AG, London Branch	50,000,000
Deutsche Bank AG, London Branch	50,000,000
Goldman Sachs Bank USA	50,000,000
HSBC Bank plc	76,100,000
ING Bank N.V., Amsterdam	50,000,000
JPMorgan Chase Bank, N.A., London Branch	50,000,000
Morgan Stanley Bank N.A.	50,000,000
Nomura International plc	50,000,000
The Royal Bank of Scotland plc	50,000,000
Scotiabank Europe plc	50,000,000
Société Généralé	50,000,000
UBS Limited	50,000,000
Total	1,016,150,000

SCHEUDLE 2
CONDITIONS PRECEDENT DOCUMENTS

1.	Constitutional Documents

(a)
A copy of the constitutional documents of each Obligor (other than UPC Financing) and the partnership agreement of UPC Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent's possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Additional Facility AI Accession Agreement.

(b)	An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch Chamber of Commerce.

2.	Authorisations

(a)
A copy of a resolution of the board of managing and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders' resolution is required, a copy of the shareholders' resolution of each Obligor:

(i)
approving the terms of and the transactions contemplated by this Additional Facility AI Accession Agreement and (in the case of each of UPC Broadband and UPC Financing) resolving that it execute the same (and, in the case of the Guarantors and the Charging Entities (as defined in the Security Deed) resolving that it execute the confirmation described at paragraph 4(a) below; and

(ii)
(in the case of UPC Broadband and UPC Financing) authorising the issuance of a power of attorney to a specified person or persons to execute this Additional Facility AI Accession Agreement on its behalf and (in the case of the Guarantors and the Charging Entities (as defined in the Security Deed)) authorising the issuance of a power of attorney to a specified person or persons to execute the confirmation described in paragraph 4(a) below.

(b)
A specimen of the signature of each person authorised pursuant to its constitutional documents or to the power of attorney referred to in paragraph (a) above to sign this Additional Facility AI Accession Agreement or the confirmation described in paragraph 4(a) below (as appropriate).

(c)
A certificate of an authorised signatory of UPC Broadband, each Guarantor and each Charging Entity certifying that each copy document specified in this Schedule and supplied by UPC Broadband, each Guarantor and each Charging Entity is correct, complete and in full force and effect as at a date no earlier than the date of this Additional Facility AI Accession Agreement.

(d)
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified UPC Broadband is necessary in connection with the entry into and performance of, and the transactions contemplated by, this Additional Facility AI Accession Agreement or for the validity and enforceability of this Additional Facility AI Accession Agreement.

3.	Legal opinions

(a)	A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)	A legal opinion of Allen & Overy LLP, Dutch legal advisers to the Facility Agent, addressed to the Finance Parties.

(c)	A legal opinion of Allen & Overy LLP, New York legal advisers to the Facility Agent, addressed to the Finance Parties.

4.	Other documents

(a)
An irrevocable notice from UPC Financing confirming that the €904,000,000 redrawable term loan facility made available as Additional Facility AA under the Credit Agreement and pursuant to the Additional Facility AA Accession Agreements dated 26 July 2011, 2 August 2011 and 6 September 2011, has been, or will be, prepaid and cancelled in full before or on the Effective Date.

(b)
An irrevocable notice from UPC Financing confirming that the €269,076,239.62 redrawable term loan facility made available as Additional Facility W under the Credit Agreement and pursuant to the Additional Facility W Accession Agreements dated 24 March 2010, 20 April 2010 and 2 July 2010, has been, or will be, prepaid and cancelled in full before or on the Effective Date.

(c)
Confirmation (in writing) from (i) each of the Guarantors that its obligations under Clause 14 (Guarantee) of the Credit Agreement and (ii) each of the Charging Entities (as defined in the Security Deed) that the Security Interests granted to the Beneficiaries pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of Facility AI and that such obligations shall be owed to each Finance Party including the Additional Facility AI Lenders.

SCHEDULE 3
NOVATION CERTIFICATE (CASH)

To:    The Bank of Nova Scotia as Facility Agent and UPC Financing as Borrower
From:    [THE EXISTING LENDER] and [THE NEW LENDER]
Date: [          ]
UPC Broadband Holding B.V. - €1,072,000,000 Term Credit Agreement dated 16 January, 2004 as amended from time to time (the Credit Agreement)
We refer to:

(a)	Clause 26.3 (Procedure for novations) of the Credit Agreement;

(b)	Clause 9.3 (Transfers by the Lenders) of the Security Deed; and

(c)
the Accession Agreement dated [●], pursuant to which a EUR €1,016,150,000 redrawable term loan facility is being made available to the Borrower as an Additional Facility (Additional Facility AI) under the Credit Agreement (the Additional Facility AI Accession Agreement).

Terms defined in the Credit Agreement or, if not defined in the Credit Agreement, the Additional Facility AI Accession Agreement, have the same meaning in this Novation Certificate.

1.
We [●] (the Existing Lender) and [●] (the New Lender) agree to the Existing Lender and the New Lender novating all the Existing Lender's rights and obligations referred to in the Schedule on and from the Effective Date in accordance with Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.

2.
The New Lender confirms that it is bound by the terms of the Additional Facility AI Accession Agreement as if it were an original party thereto as an Additional Facility AI Lender and shall acquire the same rights grant the same consents and assume the same obligations towards the other parties to this Agreement as would have been acquired, granted and assumed had the New Lender been an original party to the Additional Facility AI Accession Agreement as an Additional Facility AI Lender.

3.	For the purposes of this Novation Certificate, “Effective Date” means the date on which the Facility Agent countersigns this certificate.

4.	The Facility Office and address for notices of the New Lender for the purposes of Clause 32.2 (Addresses for notices) are set out in the Schedule.

5.
This Novation Certificate may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Novation Certificate by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Novation Certificate.

6.	This Novation Certificate is a Finance Document and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE
Rights and obligations to be novated
EXISTING LENDER
Existing Lender's Commitment under Additional Facility AI: EUR €[●]
Assignee: New Lender

[New Lender]
[Facility Office	Address for notices for administrative purposes
Address for notices for credit purposes]

[The Existing Lender], as the Existing Lender

By:
Name:
Title:

[The New Lender], as the New Lender

By:
Name:
Title:

0096349-0000005 BK:23655346.5

UPC BROADBAND HOLDING B.V., as Obligors agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Facility Agent

By:
Name:
Title:
Date:
The Facility Agent confirms that the Effective Date is the date on which it countersigns this Novation Certificate.

SIGNATORIES
THE BANK OF NOVA SCOTIA as Facility Agent
By:    Authorized Signatory        Authorized Signatory

THE BANK OF NOVA SCOTIA as Security Agent
By:    Authorized Signatory        Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

UPC BROADBAND HOLDING B.V.
By:    Authorized Signatory

UPC FINANCING PARTNERSHIP
By:    Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

ABN AMRO BANK N.V.
By:     Authorized Signatory        Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

BANK OF AMERICA, N.A., LONDON BRANCH
By:     Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

BARCLAYS BANK PLC
By:     Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

BNP PARIBAS FORTIS SA/NV
By:     Authorized Signatory        Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

CITIBANK N.A., LONDON
By:     Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By:     Authorized Signatory        Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

CREDIT SUISSE AG, LONDON BRANCH
By:         Authorized Signatory        Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

DEUTSCHE BANK AG, LONDON BRANCH
By:         Authorized Signatory    Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

GOLDMAN SACHS BANK USA
By:         Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

HSBC BANK PLC
By:         Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

ING BANK N.V., AMSTERDAM
By:         Authorized Signatory    Authorized Signatory

0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)

ADDITIONAL FACILITY AI LENDERS

JPMORGAN CHASE BANK, N.A., LONDON BRANCH
By:         Authorized Signatory

0096349-0000005 BK:23655346.5

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ADDITIONAL FACILITY AI LENDERS

MORGAN STANLEY BANK N.A.
By:         Authorized Signatory

0096349-0000005 BK:23655346.5

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ADDITIONAL FACILITY AI LENDERS

NOMURA INTERNATIONAL PLC
By:         Authorized Signatory

0096349-0000005 BK:23655346.5

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ADDITIONAL FACILITY AI LENDERS

THE ROYAL BANK OF SCOTLAND PLC
By:         Authorized Signatory

0096349-0000005 BK:23655346.5

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ADDITIONAL FACILITY AI LENDERS

SCOTIABANK EUROPE PLC
By:         Authorized Signatory    Authorized Signatory

0096349-0000005 BK:23655346.5

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ADDITIONAL FACILITY AI LENDERS

SOCIÉTÉ GÉNÉRALÉ
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0096349-0000005 BK:23655346.5

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ADDITIONAL FACILITY AI LENDERS

UBS LIMITED
By:         Authorized Signatory        Authorized Signatory

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0096349-0000005 BK:23655346.5

(Signature Page to AI Accession Agreement)